Exhibit 10.6
Vocus, Inc.
2005 STOCK AWARD PLAN
STOCK OPTION AGREEMENT
     Unless otherwise defined herein, the terms defined in the 2005 Stock Award Plan shall have the same defined meanings in this Stock Option Agreement.
I.	NOTICE OF STOCK OPTION GRANT

Name:

Address:

     The undersigned Optionee has been granted an Option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Option Agreement, as follows:

Date of Grant:

Vesting Commencement Date:

Exercise Price per Share:	$

Total Number of Shares Granted:

Type of Option:		Incentive Stock Option

Nonstatutory Stock Option

Expiration Date: As provided in Section 3 of the Agreement.
Vesting Schedule: This Option shall be vested according to the following vesting schedule:
25% of the Shares subject to the Option shall vest on each of the first, second, third and fourth anniversaries of the Vesting Commencement Date, subject to Optionee’s Continuous Service on such dates.
Exercise Schedule: To the extent vested, this Option shall be exercisable during its term as provided in Section 3 of the Stock Option Agreement.

II.	AGREEMENT
     1. Grant of Option. The Plan Administrator of the Company hereby grants to the Optionee named in the Notice of Stock Option Grant (the “Optionee”), an option (the “Option”) to purchase the number of Shares set forth in the Notice of Stock Option Grant, at the exercise price per Share set forth in the Notice of Stock Option Grant (the “Exercise Price”), and subject to the terms and conditions of the Plan, which is incorporated herein by reference. Subject to Section 10(e) of the Plan, in the event of a conflict between the terms and conditions of the Plan and this Option Agreement, the terms and conditions of the Plan shall prevail.
     If designated in the Notice of Stock Option Grant as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code. Nevertheless, to the extent that it exceeds the $100,000 rule of Code Section 422(d), this Option shall be treated as a Nonstatutory Stock Option (“NSO”).
     2. Accelerated Vesting.
          (a) Notwithstanding any other provision in this Option Agreement, if, within the 12 month period following the effective date of a Change in Control, the Company terminates Optionee’s employment without Cause (other than as a result of Optionee’s death or disability) or Optionee resigns for Good Reason, as such terms are defined in the employment agreement between the Company and Optionee or the Plan if no such employment agreement exists, then the unvested portion of the Option will become fully vested and exercisable upon such termination of employment.
          (b) If Optionee resigns for any reason in the seventh month following the month in which a Change in Control occurs, then the unvested portion of the Option will become fully vested and exercisable upon such termination of employment (the accelerated vesting described in this Section 2(b) only applies if such resignation occurs in the seventh month and no other month).
          (c) If the Company terminates Optionee’s employment without Cause (other than as a result of your death or disability) or Optionee resigns for Good Reason, any unvested portion of the Option shall continue to vest in accordance with the vesting schedule set forth herein and shall remain exercisable for the period set forth in the Optionee’s employment agreement after the date of termination of your employment, as though you were to continue to be employed by the Company during that period.
     3. Exercise of Option.
          (a) Right to Exercise. This Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Stock Option Grant and with the applicable provisions of the Plan and this Option Agreement.
          (b) Method of Exercise. This Option shall be exercisable by Optionee contacting the Company’s third-party stock option administrator (the “Administrator”) via telephone or its web site and informing the Administrator of Optionee’s election to exercise the Option, the number of Shares with respect to which the Option is being exercised, and such other representations and agreements as may be required.
     No Shares shall be issued pursuant to the exercise of an Option unless such issuance and such exercise complies with Applicable Laws. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

     The Option shall be deemed exercised when the Administrator receives (i) telephonic or electronic notice of exercise (in accordance with this Option Agreement) from the Optionee (or other person entitled to exercise the Option), and (ii) full payment for the Shares with respect to which the Option is exercised, and (iii) any other documents required by this Option Agreement or the Administrator. Full payment may consist of any consideration and method of payment permitted by this Option Agreement. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 10(c) of the Plan.
     Exercise of this Option in any manner shall result in a decrease in the number of Shares thereafter available for sale under the Option, by the number of Shares as to which the Option is exercised.
     4. Term. Optionee may not exercise the Option before the commencement of its term or after its term expires. During the term of the Option, Optionee may only exercise the Option to the extent vested. The term of the Option commences on the Date of Grant and expires upon the earliest of the following:
          (a) With respect to the unvested portion of the Option, upon termination of Optionee’s Continuous Service;
          (b) With respect to the vested portion of the Option, ninety (90) days after the termination of Optionee’s Continuous Service for any reason other than Optionee’s Disability, death or termination for Cause;
          (c) With respect to the vested portion of the Option, immediately upon the termination of Optionee’s Continuous Service for Cause;
          (d) With respect to the vested portion of the Option, twelve (12) months after the termination of Optionee’s Continuous Service due to Optionee’s Disability or death;
          (e) Immediately prior to the close of certain Corporate Transactions, pursuant to Section 10(c) of the Plan; or
          (f) The day before the tenth (10th) anniversary of the Date of Grant.
     5. Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:
          (a) cash or check;
          (b) consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan, if any; or
          (c) surrender of other Shares which, (i) in the case of Shares acquired from the Company, either directly or indirectly, have been owned by the Optionee for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares.
     6. Optionee’s Representations. In the event the Shares have not been registered under the Securities Act of 1933, as amended, at the time this Option is exercised, the Optionee shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, deliver to the Company an investment representation statement in a form satisfactory to the Company.
     7. Lock-Up Period. Optionee hereby agrees that Optionee shall not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Stock (or other securities) of the Company or enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Common Stock (or other securities) of the Company held by Optionee (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed two hundred ten (210) days following the effective date of any registration statement of the Company filed under the Securities Act of 1933, as amended.
     Optionee agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, Optionee shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Rule 145 (promulgated under the Securities Act of 1933, as amended) transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said two hundred ten (210) day period. Optionee agrees that any transferee of the Option or shares acquired pursuant to the Option shall be bound by this Section.
     8. Restrictions on Exercise. This Option may not be exercised until such time as the Plan has been approved by the stockholders of the Company, or if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any Applicable Law.
     9. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.
     10. Tax Obligations.
          (a) Withholding Taxes. Optionee agrees to make appropriate arrangements with the Company (or the Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all Federal, state, local and foreign income and employment tax withholding requirements applicable to the Option exercise. Optionee acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

          (b) Notice of Disqualifying Disposition of ISO Shares. If the Option granted to Optionee herein is an ISO, and if Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (1) the date two years after the Date of Grant, or (2) the date one year after the date of exercise, the Optionee shall immediately notify the Company in writing of such disposition. Optionee agrees that Optionee may be subject to income tax withholding by the Company on the compensation income recognized by the Optionee.
     11. Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee. This agreement is governed by the internal substantive laws but not the choice of law rules of the State of Delaware.
     12. No Guarantee of Continued Service. Optionee acknowledges and agrees that the vesting of shares pursuant to the vesting schedule hereof is earned only by continuing as an Employee, Consultant or Director (not through the act of being hired, being granted this Option or acquiring shares hereunder). Optionee further acknowledges and agrees that this Agreement, the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as an Employee, Consultant or Director for the vesting period, for any period, or at all, and shall not interfere in any way with Optionee’s right or the company’s right to terminate Optionee’s relationship as an Employee, Consultant or Director, as applicable, at any time, with or without cause.
     Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Plan Administrator upon any questions arising under the Plan or this Option. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

Optionee	Vocus, Inc.

Signature	By

Stephen A. Vintz, CFO

Print Name

Residence Address